UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 Other Events

Item 8.01. Other Events.

On August 13, 2025, The GEO Group, Inc. (“GEO” or the “Company”) received notice that the United States Court of Appeals for the Ninth Circuit (the “Court of Appeals”) entered an order denying its petition for panel rehearing or rehearing en banc. Six judges dissented from the panel’s denial of rehearing en banc in two dissenting opinions in the cases of Nwauzor v. The GEO Group, Inc. and the State of Washington v. The GEO Group, Inc.

As discussed previously in the Company’s filings with the Securities and Exchange Commission (the “SEC”), the plaintiffs in these cases claimed that State of Washington minimum wage laws should be enforced with respect to detainees who volunteer to participate in a voluntary work program administered by GEO at the Northwest ICE Processing Center (the “Center”) as required by the U.S. Department of Homeland Security under the terms of GEO’s contract. The Center houses people in the custody of federal immigration authorities while the federal government is determining their immigration status. In October 2021, an unfavorable jury verdict and court judgment resulting in a combined $23.2 million judgment was entered against the Company, which judgment amounts were subsequently increased by a further award against the Company of attorney’s fees, costs, and pre-judgment interest in the approximate amount of $14.4 million. Post-judgment interest is accruing on these judgments in accordance with Washington law. Further details regarding these cases are provided in the Company’s prior securities filings, including its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025.

The Company intends to file with the Court of Appeals a motion to stay the issuance of its mandate pending the Company’s petition for a writ of certiorari to the U.S. Supreme Court. The Company also intends to petition the U.S. Supreme Court for review in due course. The Company believes that the Court of Appeals decision in this case violates the Supremacy Clause and contravenes established law regarding intragovernmental immunity and federal preemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

August 18, 2025	By:	/s/ Mark J. Suchinski
Date		Mark J. Suchinski
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)